                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ______________


                                 FORM 8-K/a
                             (Amendment No. 2)


                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) of the
                      SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): December 14, 1995


                          BT Financial Corporation
           (Exact name of registrant as specified in its charter)



     Pennsylvania                    0-12377              25-1441348
(State or other jurisdiction       (Commission         (IRS Employer
of incorporation)                  File Number)        Identification No.)


     551 Main Street, Johnstown, Pennsylvania     15901
     (Address of principal executive offices)     (Zip code)



      Registrant's telephone number, including area code: 814-532-3801













                            Page 1 of 32 pages.
                      Exhibit Index appears on page 32.

          This Form 8-K/a (Amendment No. 2) amends and restates Item 7 of the Form 8-K dated December 14, 1995, in its entirety as follows:

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          (a) Financial statements of businesses acquired.

               Report of Independent Auditors

               Balance Sheet as of December 31, 1994

               Statement of Income for the year ended December 31, 1994

               Statement of Changes in Shareholders' Equity for the year ended December 31, 1994

               Statement of Cash Flows for the year ended December 31, 1994

               Notes to Financial Statements as of December 31, 1994

               Unaudited Balance Sheet as of September 30, 1995

               Unaudited Statement of Income for the nine months ended September 30, 1995 and the nine months ended September 30, 1994

               Unaudited Statement of Changes in Shareholders' Equity for the nine months ended September 30, 1995 and the nine months ended September 30, 1994

               Unaudited Statement of Cash Flows for the nine months ended September 30, 1995 and the nine months ended September 30, 1994

                       Report of Independent Auditors


To the Board of Directors
The Huntington National Bank of Pennsylvania


We have audited the accompanying balance sheet of The Huntington National Bank of Pennsylvania, a wholly-owned subsidiary of Huntington Bancshares West Virginia, Inc., as of December 31, 1994, and the related statement of income, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Huntington National Bank of Pennsylvania at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




Columbus, Ohio
February 9, 1996			Ernst & Young LLP
















                The Huntington National Bank of Pennsylvania
                               Balance Sheet
                             December 31, 1994
                               (In thousands)

 ASSETS

 Cash and due from banks                     $  2,370

 Securities available-for-sale, at fair
      value (amortized cost of $28,562)        28,020
 Investment securities, at amortized cost
      (fair value approximates $1,779)          1,772

 Total loans                                   80,788
 Allowance for possible loan losses            (1,086)
					      _______
 Net loans                                     79,702


 Other assets                                   4,342








 Total assets                                $116,206
					     ========




























 LIABILITIES AND SHAREHOLDERS' EQUITY
 Demand deposits:
 Noninterest bearing                           $ 12,964
 Interest bearing                                17,382
 Savings deposits                                13,375
 Certificates of deposit of $100,000 or more      1,723
 Other time deposits                             29,466
					       ________
 Total deposits                                  74,910

 Short-term borrowings                           23,862

 Other liabilities                                2,144
					       ________
 Total liabilities                              100,916

 Shareholders' equity:
 Common stock, $5 par value (1,000,000 shares
 authorized; 1,000,000 shares issued)             5,000
 Capital surplus                                  6,500
 Net unrealized losses on securities               (353)
      available-for-sale
 Retained earnings                                4,143
					       ________
 Total shareholders' equity                      15,290
					       ________
 Total liabilities and shareholders' equity    $116,206
					       ========





See accompanying notes.
_______________________














                The Huntington National Bank of Pennsylvania
                            Statement of Income
                        Year ended December 31, 1994
                               (In thousands)

 Interest income:
 Interest and fees on loans                           $6,358
 Interest and dividends on:
 Obligations of U.S. Government, its agencies
      and other securities                             2,025
 Obligations of states and political subdivisions         80
						      ______
 Total interest income                                 8,463
						      ______
 Interest expense:
 Interest on deposits                                  2,302
 Interest on short-term borrowings                       756
						      ______
 Total interest expense                                3,058
						      ______
 Net interest income                                   5,405

 Provision for loan losses                               139
						      ______
 Net interest income after provision for loan losses   5,266
						      ______
 Other income:
 Service charges on deposit accounts                     338
 Gain on sales of securities                              56
 Other                                                   141
						      ______
                                                         535
						      ------
 Other expense:
 Salaries and employee benefits                        1,398
 Amortization of core deposit intangible                 215
 Data processing                                         213
 FDIC insurance                                          185
 Net occupancy expense of bank premises                  153
 Furniture and equipment expense                         147
 Other taxes                                             144
 Other                                                   592
						      ______
                                                       3,047
						      ______
 Income before federal income taxes                    2,754
 Federal income taxes                                    962
						      ______
 Net income                                           $1,792
						      ======

See accompanying notes.
_______________________


                The Huntington National Bank of Pennsylvania
                Statement of Changes in Shareholders' Equity
                    For the year ended December 31, 1994
               (Dollars in thousands, except per share data)
									  Unrealized
									  Holding Gain
									  (Loss) on
									  Available
                                            Common Stock       Capital    for-Sale           Retained
                                         Shares      Amount    Surplus    Securities, Net    Earnings     Total
 Balance, January 1, 1994               1,000,000    $5,000    $6,500       $   -	      $3,221     $14,721
 Change in accounting method for
   securities				    -	        -         -		727	         -	     727
 Net income                                 -           -   	  -		-	       1,792	   1,792
 Cash dividends, at $.87 per share          -           -	  -		-		(870)	    (870)
 Change in net unrealized losses on
   securities available-for-sale            -	        -         -   	     (1,080)		 -	  (1,080)
					---------    ------    ------       -------           ------     -------
 Balance, December 31, 1994             1,000,000    $5,000    $6,500	    $  (353)	      $4,143	 $15,290
				        =========    ======    ======       =======           ======     =======





See accompanying notes.
_______________________

                The Huntington National Bank of Pennsylvania
                          Statement of Cash Flows
                        Year ended December 31, 1994
                               (In thousands)

 OPERATING ACTIVITIES
 Net income                                        $ 1,792
 Adjustments to reconcile net income to net
      cash provided by operating activities:
 Provision for loan losses                             139
 Provision for depreciation and amortization           379

 Realized investment security gains                    (56)
 Changes in assets and liabilities:
 Increase in other assets                              (47)
 Increase in other liabilities                         221
						   _______
 Net cash provided by operating activities           2,428
						   =======
 INVESTING ACTIVITIES
 Proceeds from sales of securities
      available-for-sale			     9,701
 Proceeds from maturities and calls of
      securities available-for-sale		     4,343

 Net increase in loans                             (17,703)
 Purchases of premises and equipment, net              (31)
						   _______
 Net cash used for investing activities             (3,690)
						   -------
 FINANCING ACTIVITIES
 Net decrease in deposits                           (3,177)
 Net increase in short-term borrowings               2,569
 Cash dividends paid                                  (870)
						   _______
 Net cash used for financing activities             (1,478)
						   _______
 Decrease in cash and cash equivalents              (2,740)
 Cash and cash equivalents at beginning of year      5,110
						   _______
 Cash and cash equivalents at end of year          $ 2,370
						   =======





See accompanying notes.
_______________________





                The Huntington National Bank of Pennsylvania
                       Notes to Financial Statements
                             December 31, 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The Huntington National Bank of Pennsylvania (the Bank) is a wholly-owned subsidiary of Huntington Bancshares West Virginia, Inc. (HBWV). HBWV is a wholly-owned subsidiary of Huntington Bancshares Incorporated (HBI). The Bank is headquartered in Uniontown, Pennsylvania. The Bank is engaged in general commercial banking, primarily in Western Pennsylvania. The Bank also provides the following principal services: the acceptance of deposits for demand, savings, and time accounts; commercial, industrial, consumer and real estate lending, including installment loans, credit cards and home equity lines of credit; cash management; safe deposit operations; electronic funds transfers; and a variety of additional banking-related services.

The following is a summary of significant accounting policies followed in the preparation of the financial statements:

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

SECURITIES

Effective January 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115 (FAS 115), "Accounting for Certain Investments in Debt and Equity Securities." Debt securities that the Bank has both the positive intent and ability to hold to maturity are classified as investments and are carried at amortized cost. Securities purchased with the intention of recognizing short-term profits are placed in the trading account and carried at fair value. Securities not classified as investments or trading are designated available-for-sale and carried at fair value. Unrealized gains and losses on securities classified as available-for-sale are carried as a separate component of shareholders' equity. Unrealized gains and losses on securities classified as trading are reported in earnings. The amortized cost of specific securities sold is used to compute the realized gains or losses.









                The Huntington National Bank of Pennsylvania
                 Notes to Financial Statements (continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is generally provided on the straight-line method over the estimated useful lives of the related assets. Upon the sale or other disposal of the assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized. Maintenance and repairs are charged to expense as incurred while improvements are capitalized.

CORE DEPOSIT INTANGIBLES

Amortization of core deposit intangibles is provided for on an accelerated amortization method.

INCOME RECOGNITION ON LOANS

Income earned by the Bank is recognized principally on the accrual basis of accounting. Significant loan origination fees are amortized over the life of the loans using the interest method on a loan by loan basis, and origination costs are deferred and amortized if material.

The Bank suspends the accrual of interest when, in management's opinion, the collection of all or a portion of interest or principal has become doubtful. When a loan is placed on nonaccrual, the Bank charges all previously accrued and unpaid interest against income. In future periods, interest will be included in income to the extent received only if complete principal recovery is reasonably assured.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is based on management's judgment as to the level which is considered appropriate to absorb potential losses inherent in the loan portfolio. This judgment encompasses an analysis of individual loans, historical loss experience, portfolio trends, consideration of local economic factors, changes in the composition and volume of the portfolio and various other factors. The allowance is increased by provisions charged to earnings and reduced by charge-offs, net of recoveries.











                The Huntington National Bank of Pennsylvania
                 Notes to Financial Statements (continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ALLOWANCE FOR LOAN LOSSES (CONTINUED)

In May 1993, the FASB issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan." This Statement applies to financial statements for fiscal years beginning after December 15, 1994. It requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The adoption of the Statement occurred in the first quarter of 1995 and did not have a material effect on the Bank's financial statements.

CASH EQUIVALENTS

Cash and cash equivalents include cash, cash items and amounts due from banks.

INCOME TAXES

The amounts provided for income taxes are based on the amount of current and deferred taxes payable (or refundable) at the date of the financial statements. A deferred tax liability (or asset) is recognized for temporary differences that will result in net taxable or deductible amounts in future years when the temporary differences reverse.

2.  RESTRICTIONS ON CASH AND DUE FROM BANKS

The Bank is required to maintain a reserve balance with the Federal Reserve Bank. The required reserve balance was approximately $496,000 at December 31, 1994. No other compensating balance arrangements were in existence at year end.


















                The Huntington National Bank of Pennsylvania
                 Notes to Financial Statements (continued)

3.  SECURITIES

The amortized cost and estimated fair values of securities at December 31 are as follows (in thousands):

                                        Gross       Gross
                                        Unrealized  Unrealized  Estimated
                              Amortized Holding     Holding     Fair
                              Cost      Gains       Losses      Value
 Securities Available-
 for-Sale
 Obligations of U.S.
      Treasury and other        $18,827         $13        $462    $18,378
      U.S. Government
      agencies
 U.S. Government agencies'
      mortgage-backed             9,390          42         135      9,297
      securities
 Federal Reserve Bank stock         345                                345
				_______         ___        ____    _______
 Total                          $28,562         $55        $597    $28,020
 Investment Securities
 Obligations of states and
      political subdivisions     $1,772         $11          $4     $1,779


The amortized cost and fair value of securities are shown below by contractual maturity at December 31, 1994 (in thousands):

                              Investment Securities   Securities Available
                                                            for Sale
                              Amortized              Amortized
                                Cost    Fair Value     Cost     Fair Value

 Within one year                 $1,000        $995     $1,000      $1,007
 One through five years                                 18,172      17,716
 Five through ten years             258         266
 Over ten years                     514         518
 Mortgage-backed securities                              9,390       9,297
				 ______      ______    _______     _______
                                 $1,772      $1,779    $28,562     $28,020










                The Huntington National Bank of Pennsylvania
                 Notes to Financial Statements (continued)

3.  SECURITIES (CONTINUED)

Securities having a book value of $12,742,000 at December 31, 1994 were pledged to collateralize government deposits in accordance with federal and state requirements and to secure repurchase agreements sold.

Gross gains and losses of approximately $88,000 and $32,000, respectively, were recognized during 1994 on sales of available-for-sale securities.

As discussed in Note 1, the Bank adopted SFAS No. 115 as of January 1, 1994, and investment securities were classified based on the Bank's current intent. The impact of adopting the new standard resulted in an increase in the carrying value of investments by $1,119,000 to reflect the unrealized holding gain at January 1, 1994 for securities classified as available-for-sale. Additionally, shareholders' equity was increased by $727,000 to reflect the unrealized holding gain as a separate component of shareholders' equity, net of taxes.

4.  LOANS

The composition of the loan portfolio at December 31, 1994 (in thousands) is as follows:

 Commercial                                    $24,348
 Real estate - residential                      12,893
 Consumer                                       43,547
					       _______
 Total loans                                   $80,788

In the normal course of business, the Bank makes various commitments that are not presented in the accompanying financial statements. As of December 31, 1994, the Bank had unfunded commitments to extend credit of $4,161,000. These arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Bank's normal credit policies. Collateral may be required based upon management's assessment of the credit worthiness of the customer. The Bank does not anticipate any material losses as a result of these commitments.














                The Huntington National Bank of Pennsylvania
                 Notes to Financial Statements (continued)

5.  ALLOWANCE FOR POSSIBLE LOAN LOSSES

Activity in the allowance for possible loan losses in 1994 (in thousands) is summarized as follows:

 Balance, January 1                        $1,122
 Provision for loan losses                    139
 Losses charged to the reserve               (240)
 Recoveries                                    65
					   ______
 Balance, December 31                      $1,086

6.  PREMISES AND EQUIPMENT

The major categories of premises and equipment and accumulated depreciation are summarized at December 31, 1994 (in thousands) as follows:

 Land                                      $  110
 Buildings                                  1,018
 Equipment, furniture and fixtures            888
					   ______
                                            2,016
 Less accumulated depreciation               (915)
					   ______
                                           $1,101

Depreciation expense amounted to $164,000 for the year ended December 31, 1994.

7.  SHORT-TERM BORROWINGS

Short-term borrowings at December 31, 1994 (in thousands) are as follows:

 Federal funds purchased (from HBWV)       		$17,575
 Securities sold under agreement to repurchase            6,287
							_______
 Total short-term borrowings               		$23,862

The weighted average interest rate for all short-term borrowings at December 31, 1994 was 5.2%.

Interest paid on deposits and short-term borrowings during 1994 was approximately $3,061,000.









                The Huntington National Bank of Pennsylvania
                 Notes to Financial Statements (continued)

8.  FEDERAL INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.
Significant components of the Bank's deferred tax assets and liabilities at December 31, 1994 (in thousands) are as follows:

 Deferred tax assets:
 Allowance for loan losses                     $ 380
 Unrealized holding loss on securities           190
 Other                                            48
					       _____
 Total deferred tax assets                       618

 Deferred tax liabilities:
 Net deferred loan fees                          266
 Fixed assets, principally due to                 53
 depreciation
 Other                                            66
 Total deferred tax liabilities                  385
					       _____
 Net deferred tax assets                       $ 233

The components of the provision for federal income taxes in 1994 (in thousands) are shown below:

 Currently payable                             $ 935
 Deferred                                         27
					       _____
 Total                                         $ 962

The following is a reconcilement of income tax expense to the amount computed at the statutory rate of 35% for the year ended December 31, 1994 (in thousands):

 Pre-tax income computed at the statutory rate      $ 964
 Increase (decrease):
 Tax-exempt interest income                           (34)
 Core deposit intangible                               30
 Other - net                                            2
						    _____
 Provision for income taxes                         $ 962








                The Huntington National Bank of Pennsylvania
                 Notes to Financial Statements (continued)

8.  FEDERAL INCOME TAXES (CONTINUED)

The Bank is included in the consolidated federal income tax return of HBI. In accordance with an agreement with HBI, the Bank provides and remits income taxes to or receives an income tax benefit from HBI. Income taxes paid to HBI in 1994 were $938,000.

9.  DIVIDEND RESTRICTIONS

Bank regulators limit the amount of dividends a subsidiary bank can declare in any calendar year without obtaining prior approval. At December 31, 1994, approximately $1,675,000 of the total shareholders' equity of the bank is available for the payment of dividends to HBWV, without approval by the applicable regulatory authorities.

10.  RELATED PARTY TRANSACTIONS

Employees of the Bank participate in the employee benefit programs of HBI. The Bank was charged $135,000 during 1994 for these benefits. In addition, HBI, HBWV and related entities provide certain operational and administrative support to the Bank which includes investment and payroll services. The Bank was charged $214,000 for these services during 1994.

11.  SUBSEQUENT EVENT

As of September 1, 1995, HBWV entered into an agreement with BT Financial Corporation for the sale of the Bank effective December 14, 1995.
























The interim unaudited financial statements have been prepared in accordance with generally accepted accounting principles. Certain financial information, which is normally included in the financial statements prepared in accordance with generally accepted accounting principles, but which is not required for interim reporting purposes, has been condensed or omitted. In preparing the interim financial statements, Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period.
Actual results could differ significantly from those estimates.

In the opinion of Management, the accompanying interim unaudited financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Bank's financial position as of September 30, 1995, and the results of operations and its cash flows for the nine months then ended. The results of operations for the periods shown are not necessarily indicative of the results expected for the year ending December 31, 1995. The accompanying interim unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Bank's 1994 Annual Report.



































                The Huntington National Bank of Pennsylvania
                               Balance Sheet
                             September 30, 1995
                                (Unaudited)
                               (In thousands)

 ASSETS

 Cash and due from banks                                $  2,526

 Securities available-for-sale, at fair value
      (amortized cost of $22,566 at September 30, 1995) 22,808 Investment securities, at amortized cost (fair
      value approximates $271 at September 30, 1995)         258
 Federal Funds Sold                                        3,220
 Total loans                                              74,527
 Allowance for possible loan losses                      (1,054)
							________
 Net loans                                                73,473

 Other assets                                              3,894


 Total assets                                           $106,179
                                                        ========































 LIABILITIES AND SHAREHOLDERS' EQUITY
 Demand deposits:
      Noninterest bearing                               $ 13,138
      Interest bearing                                    16,856
 Savings deposits                                         12,050
 Certificates of deposit of $100,000 or more               3,443
 Other time deposits                                      35,095
                                                        ________
 Total deposits                                           80,582

 Short-term borrowings                                     8,318

 Other liabilities                                         1,014
                                                        ________
 Total liabilities                                        89,914

 Shareholders' equity:
      Common stock, $5 par value (1,000,000 shares
        authorized; 1,000,000 shares issued)               5,000
      Capital surplus                                      6,500
   Net unrealized losses on securities                       157
      available-for-sale
      Retained earnings                                    4,608
                                                        ________
 Total shareholders' equity                               16,265
                                                        ________
 Total liabilities and shareholders' equity             $106,179
                                                        ========
























                The Huntington National Bank of Pennsylvania
                            Statement of Income
                                (Unaudited)
                               (In thousands)

					       Sept. 30	  Sept. 30
					   	 1995	    1994
					       --------   --------
 Interest income:
      Interest and fees on loans           	$5,365	   $4,601
      Interest and dividends on:
      Obligations of U.S. Government, its
        agencies and other securities            1,280	    1,588
      Obligations of states and political           40	       60
        subdivisions
   Federal Funds Sold                               41	      -
						______     ______
 Total interest income                           6,726	    6,249
						______     ______
 Interest expense:
      Interest on deposits                       2,087	    1,728
      Interest on short-term borrowings            704        477
						______     ______
 Total interest expense                          2,791	    2,205
						______     ______
 Net interest income                             3,935	    4,044

 Provision for loan losses                         360	       88
						______     ______
 Net interest income after provision
   for loan losses			         3,575	    3,956
						______     ______
 Other income:
   Service charges on deposit accounts             237	      251
   Gain on sales of securities                      (9)        56
   Other                                            74	      129
						______     ______
                                                   302        436
						______     ______
 Other expense:
   Salaries and employee benefits                  908      1,061
   Amortization of core deposit intangible         150        161
   Data processing                                 125         62
   FDIC insurance                                   81        142
   Net occupancy expense of bank premises          112        119
   Furniture and equipment expense                 105        107
   Other taxes                                     117        116
   Other                                           418        516
						______     ______
                                                 2,016      2,284
						______     ______
 Income before federal income taxes              1,861      2,108
 Federal income taxes                              646        736
						______     ______
 Net income                                     $1,215     $1,372
                                                ======     ======


                The Huntington National Bank of Pennsylvania
                Statement of Changes in Shareholders' Equity
                                (Unaudited)
               (Dollars in thousands, except per share data)



									  Unrealized
									  Holding Gain
									  (Loss) on
									  Available
                                            Common Stock       Capital    for-Sale           Retained
                                         Shares      Amount    Surplus    Securities, Net    Earnings     Total
 Balance, January 1, 1994               1,000,000    $5,000    $6,500       $     0	      $3,221     $14,721
 Net income                                 -           -   	  -		-	       1,372	   1,372
 Cash dividends, at $.64 per share          -           -	  -		-		(642)	    (642)
 Change in net unrealized losses on
   securities available-for-sale            -	        -         -   	       (118)		 -	    (118)
					_________    ______    ______       _______           ______     _______
 Balance, September 30, 1994            1,000,000    $5,000    $6,500	    $  (118)	      $3,951	 $15,333
					=========    ======    ======       =======           ======     =======

									  Unrealized
									  Holding Gain
									  (Loss) on
									  Available
                                            Common Stock       Capital    for-Sale           Retained
                                         Shares      Amount    Surplus    Securities, Net    Earnings     Total
 Balance, January 1, 1995               1,000,000    $5,000    $6,500       $  (353)	      $4,143     $15,290
 Net income                                 -           -   	  -		-	       1,215	   1,215
 Cash dividends, at $.87 per share          -           -	  -		-		(750)	    (750)
 Change in net unrealized losses on
   securities available-for-sale            -	        -         -   	        510 		 -   	     510
					_________    ______    ______       _______           ______     _______
 Balance, September 30, 1995            1,000,000    $5,000    $6,500	    $  (157)	      $4,608	 $16,265
					=========    ======    ======       =======           ======     =======











                The Huntington National Bank of Pennsylvania
                          Statement of Cash Flows
     				(Unaudited)
                               (In thousands)
						       Sept. 30   Sept. 30
							 1995	    1994
						       --------	  --------
 OPERATING ACTIVITIES
 Net income                                             $ 1,215   $ 1,372
 Adjustments to reconcile net income to net cash
   provided by operating activities:
     Provision for loan losses                              360        88
     Provision for depreciation and amortization            307	      329
     Realized investment security losses (gains)              9       (56)
     Changes in assets and liabilities:
       Decrease in other assets                             193       510
       Increase (decrease) in other liabilities          (1,404)      341
							_______   _______
 Net cash provided by operating activities                  680     2,584
							_______   _______

 INVESTING ACTIVITIES
 Proceeds from sales of securities available-for-sale     9,996     9,642
 Proceeds from maturities and calls of securities
   available-for-sale					  5,937     3,568
 Purchase of securities available for sale		 (9,989)      -
 Proceeds from maturities and calls of securities
   held-to-maturity					  1,510       -
 Net increase in Federal Funds                           (3,220)      -
 Net decrease (increase) in loans                         5,869   (14,532)
 Purchases of premises and equipment, net                    (5)      (33)
							_______   _______
 Net cash used for investing activities                  10,098    (1,355)
							_______   _______

 FINANCING ACTIVITIES
 Net increase (decrease) in deposits                      5,672    (1,874)
 Net decrease in short-term borrowings                  (15,544)     (765)
 Cash dividends paid                                       (750)     (642)
							_______	  _______
 Net cash used for financing activities                 (10,622)   (3,281)
							_______   _______
 Increase (decrease) in cash and cash equivalents           156    (2,052)
 Cash and cash equivalents at beginning of year           2,370     5,110
							_______	  _______
 Cash and cash equivalents at end of year               $ 2,526   $ 3,058
							=======   =======

          (b) Pro forma financial information.

          On December 14, 1995, the Company consummated the Acquisition of 100% of the outstanding shares of common stock of the Bank pursuant to the Agreement dated as of September 1, 1995, by and among the Company, the Bank and Huntington. The aggregate Purchase Price was $25,500,000.00, and was determined on the basis of arms' length negotiations between representatives of the Company and Huntington. Immediately thereafter, the Bank was merged (the "Bank Merger") with and into Fayette, with Fayette as the resulting institution, pursuant to the Agreement and Plan of Merger made by and between Fayette and the Bank.

          The unaudited pro forma condensed combined financial information set forth below gives effect to the Acquisition and Bank Merger under the purchase accounting method. The pro forma condensed summary statement of income treats the Acquisition and Bank Merger as if they had been consummated at January 1, 1994, and the pro forma condensed combined summary balance sheet treats the Acquisition and Bank Merger as if they had been consummated on September 30, 1995.

	  The unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the accompanying notes and the consolidated financial statements and notes thereto of The Huntington National Bank of Pennsylvania as of December 31, 1994.

	  The pro forma financial statements may not be indicative of the results that actually would have occurred if the Acquisition and Bank Merger had been effective on the dates indicated or which may be obtained in the future.

          Pro Forma Balance Sheet as of September 30, 1995

          Pro Forma Statement of Income for the nine months ended September 30, 1995

          Pro Forma Statement of Income for the year ended December 31,
          1994

                          BT FINANCIAL CORPORATION
                          HUNTINGTON NATIONAL BANK
                          PRO FORMA BALANCE SHEET
                               (In Thousands)

                            BT        HNB
                          9/30/95   9/30/95   ADJUSTMENTS     CONSOLIDATED
                          _______   _______   ___________     ____________

ASSETS
Cash and Due from
Banks                      41,098     2,526         (250) (1)       43,374
                        __________  ________     ________        __________

Investment Securities     252,079    23,066      (13,000) (2)      262,145
                        __________ _________     ________        __________

Money Market
Investments                 1,628     3,220            0             4,848
                        __________  ________     ________        __________
Loans                     776,412    74,527          505  (3)      851,444

  Reserve for Loan
  Losses                   (7,508)   (1,054)           0            (8,562)
                        __________ _________     ________        __________
  NET-LOANS               768,904    73,473          505           842,882
                        __________ _________     ________        __________

Fixed Assets               24,766       996            0            25,762
Other Assets               21,925     2,898        9,286  (4)       34,109
                        __________  ________     ________        __________

  TOTAL ASSETS          1,110,400   106,179       (3,459)        1,213,120
                        __________  ________     ________        __________
LIABILITIES

Demand Deposits           123,979    13,138            0           137,117
Time Deposits             831,841    67,444            0           899,285
                        __________  ________     ________        __________
  TOTAL DEPOSITS          955,820    80,582            0         1,036,402
                        __________  ________     ________        __________

Short-term Borrowings      42,174     8,318            0            50,492
Long Term Debt              7,480         0       12,500  (5)       19,980
Other Liabilities           6,240     1,014          306  (6)        7,560
                        __________  ________     ________        __________








  TOTAL LIABILITIES     1,011,714    89,914       12,806         1,114,434
                        __________  ________     ________        __________
Common Stock               19,133     5,000       (5,000)           19,133
Surplus                    33,320     6,500       (6,500)           33,320
Retained Earnings          46,474     4,608       (4,608)           46,474
Net Unrealized
 Gains/Losses on
 Securities Available
 for Sale                    (241)      157         (157)             (241)
                        __________  ________     ________        __________

  TOTAL CAPITAL            98,686    16,265      (16,265) (7)       98,686
                        __________  ________     ________        __________
  TOTAL LIABILITIES
   AND CAPITAL          1,110,400   106,179       (3,459)        1,213,120
                        ==========  ========     ========        ==========


(1)  To reflect legal, accounting and other acquisition costs.
(2) To reflect the sale of $13 million of securities to fund portion of cash purchase.
(3)  To reflect market value adjustment of Huntington loan portfolio.
(4) To reflect goodwill and acquisitions costs. Goodwill represents the excess of the purchase price for Huntington over the value of the net assets acquired. Composition of the $9,156 is as follows:
       Increase in term debt (Note 5)                     12,500
       Acquisition costs (Note 1)                            250
       Sale of securities (Note 2)                        13,000
       Increase in other liabilities (Note 6)                306
                                                  ______________
                                                          26,056
       Increase in loan portfolio (Note 3)                  (505)
       Decrease in shareholders' equity (Note 7)         (16,265)
                                                  ______________
                                                           9,286
                                                  ==============
(5)  To record term debt.
(6) To reflect $157 tax liability associated with loan portfolio purchase adjustments and $200 liability and $70 tax credit associated with an accounting adjustment for auto dealers' share of interest not accrued properly at acquisition date.
(7)  To eliminate Huntington capital due to all cash purchase.











                          BT FINANCIAL CORPORATION
                          HUNTINGTON NATIONAL BANK
                       PRO FORMA STATEMENT OF INCOME
               (In thousands, except share and per share data)

                                  BT      HNB                    PRO FORMA
                                9/30/95 9/30/95 ADJUSTMENTS       CONSOL.
                                _______ _______ ___________       _______


INTEREST INCOME
Loans                            48,243   5,365        (15) (1)      53,593
Investment Securities            12,146   1,320       (654) (2)      12,812
Deposits with Banks                 249       0          0              249
Federal Funds Sold                  125      41          0              166
                                 ______   _____      ______          ______

  TOTAL INTEREST INCOME          60,763   6,726       (669)          66,820
                                 ______   _____      ______          ______

INTEREST EXPENSE
Deposits                         23,226   2,087          0           25,313
Fed Funds Purch/Repurch
  Agree.                          1,035     704          0            1,739
Short-term Borrowings               149       0          0              149
Long-term Debt                      507       0        680  (3)       1,187
                                 ______   _____     _______          ______

  TOTAL INTEREST EXPENSE         24,917   2,791        680           28,388
                                 ______   _____     _______          ______
  NET INTEREST INCOME            35,846   3,935     (1,349)          38,432
Losses on Loans                   1,159     360          0            1,519
                                 ______   _____     _______          ______

NET INTEREST INCOME AFTER
LOSSES ON LOANS                  34,687   3,575     (1,349)          36,913
                                 ______   _____     _______          ______

NON-INTEREST INCOME
Service Charges and Fees          3,603    237           0            3,840
Other                             1,810     74           0            1,884
Gain/Loss on Sale of
 Securities                          49     (9)          0               40
                                 ______  ______     _______          ______

  TOTAL NON-INTEREST INCOME       5,462    302           0            5,764
                                 ______  ______     _______          ______







NON-INTEREST EXPENSE

Salaries and Employee Benefits   14,336    908           0           15,244
Net Occupancy Expense             2,614    112           0            2,726
Furniture & Equipment Expense     2,121    105           0            2,226
Amortization of Intangible
 Assets                             849    150         414  (4)       1,413
Other Expense                     7,668    741           0            8,409
                                 ______  ______     _______          ______

  TOTAL NON-INTEREST EXPENSE     27,588  2,016         414           30,018
                                 ______  ______     _______          ______
INCOME BEFORE INCOME TAXES       12,561  1,861      (1,763)          12,659
Provision for Income Taxes        4,073    646        (472) (5)       4,247
                                 ______  ______     _______          ______

NET INCOME                        8,488  1,215      (1,291) (6)       8,412
                                 ====== =======     =======         =======

Net Income Per Share               2.22    1.22                        2.20
Weighted average shares
  outstanding                 3,826,581 1,000,000                 3,826,581


(1)  Amortization of loan purchase adjustments.
(2) To reflect reduction in interest income due to sale of $13 million of investment securities and amortization of securities purchase adjustments.
(3) Interest expense on $12.5 million term debt at average estimated rate of 7.25%.
(4) Amortization of goodwill over 15 years and organization costs over 5 years.
(5)  Tax effects of adjustments (1) through (3).
(6) Pro forma results do not include projected savings from the centralization of various administrative functions and the closing of the headquarters office.

















                          BT FINANCIAL CORPORATION
                          HUNTINGTON NATIONAL BANK
                       PRO FORMA STATEMENT OF INCOME
               (In thousands, except share and per share data)

                               BT        HNB                     PRO FORMA
                            12/31/94  12/31/94  ADJUSTMENTS       CONSOL.
                            ________  ________  ___________       _______

INTEREST INCOME
Loans                          55,984     6,358        (20)  (1)     62,322
Investment Securities          16,020     2,105       (872)  (2)     17,253
Deposits with Banks               698         0          0              698
Federal Funds Sold                537         0          0              537
                               ______    ______     _______         _______

  TOTAL INTEREST INCOME        73,239     8,463       (892)          80,810
                               ______    ______     _______         _______

INTEREST EXPENSE
Deposits                       24,817     2,302          0           27,119
Fed Funds Purch/Repurch
  Agree.                          636       756          0            1,392
Short-term Borrowings             130         0          0              130
Long-term Debt                    629         0        906            1,535
                               ______    ______     _______         _______

  TOTAL INTEREST EXPENSE       26,212     3,058        906   (3)     30,176
                               ______    ______     _______         _______
  NET INTEREST INCOME          47,027     5,405     (1,798)          50,634
Losses on Loans                   904       139          0            1,043
                               ______    ______     _______         _______

NET INTEREST INCOME
 AFTER LOSSES ON LOANS         46,123     5,266     (1,798)          49,591
                               ______    ______     _______         _______

NON-INTEREST INCOME
Service Charges and Fees        4,550       338          0            4,888
Other                           2,231       141          0            2,372
Gain/Loss on Sale of
  Securities                      193        56          0              249
                               ______    ______     _______         _______

 TOTAL NON-INTEREST INCOME      6,974       535          0            7,509
                               ______    ______     _______         _______








NON-INTEREST EXPENSE

Salaries and Employee
  Benefits                     18,610     1,398          0           20,008
Net Occupancy Expense           3,433       153          0            3,586
Furniture & Equipment
  Expense                       2,641       147          0            2,788
Amortization of
  Intangible Assets             1,275       215        552   (4)      2,042
Other Expense                  11,560     1,134          0           12,694
                               ______    ______     _______         _______

  TOTAL NON-INTEREST
  EXPENSE                      37,519     3,047        552           41,118
                               ______    ______     _______         _______
INCOME BEFORE INCOME
  TAXES                        15,578     2,754     (2,350)          15,982
Provision for Income
  Taxes                         4,672       962       (629)  (5)      5,005
                               ______    ______     _______         _______

NET INCOME                     10,906     1,792     (1,721)  (6)     10,977
                               ======    ======     =======         =======

Net Income Per Share             2.85      1.79                        2.87
Weighted average shares
outstanding                 3,826,581 1,000,000                   3,826,581

(1)  Amortization of loan purchase adjustments.
(2) To reflect reduction in interest income due to sale of $13 million of investment securities and amortization of securities purchase adjustments.
(3) Interest expense on $12.5 million term debt at average estimated rate of 7.25%.
(4) Amortization of goodwill over 15 years and organizational costs over 5 years.
(5)  Tax effects of adjustments (1) through (3).
(6) Pro forma results do not include projected savings from the centralization of various administrative functions and the closing of the headquarters office.

          (c) Exhibits.

          Exhibit No.    Description
          -----------    -----------

          2.1            Stock Purchase Agreement dated September 1, 1995

          2.2            Agreement and Plan of Merger dated December 14,
                         1995

          4.1 Loan Agreement dated December 14, 1995, between Mellon Bank, N.A. and BT Financial Corporation

          99.1           Press Release dated December 18, 1995

                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BT Financial Corporation


Date:  February 27, 1996           By:  /s/ John H. Anderson
                                   -----------------------------
                                   John H. Anderson
                                   Chairman and Chief Executive Officer

                               EXHIBIT INDEX

Exhibit No.    Description                                  Sequential
-----------    -----------                                  Page No.
                                                            ----------
2.1            Stock Purchase Agreement                     Previously
               dated September 1, 1995                      Filed

2.2            Agreement and Plan of                        Previously
               Merger dated December 14, 1995               Filed

4.1            Loan Agreement dated                         *
               December 14, 1995, between
               Mellon Bank, N.A. and BT
               Financial Corporation

99.1           Press Release dated                          Previously
               December 18, 1995                            Filed


* Not filed. In accordance with paragraph (b)(4)(iii)(A) of Item 601 of Regulation S-K, BT Financial Corporation hereby agrees to furnish a copy of this instrument to the Commission upon request.